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EXHIBIT 99.3--F&M'S FORM OF PROXY

                                 REVOCABLE PROXY
                                  F & M BANCORP

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF F&M BANCORP.

         The undersigned shareholder of F&M BANCORP, an Indiana Corporation, ("F&M") hereby nominates, constitutes and appoints _______ _______ and _______ _______, or any one of them, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the shares of F&M which the undersigned is entitled to cast at the Special Meeting of the Shareholders of F&M to be held at 3:00 p.m., local time, on ______ __, 1996, at the Main Office of Farmers & Merchants Bank,729 Main Street, Rochester, Indiana 46975-0567 and at any adjournments thereof (the "Special Meeting"), on the following proposals, all of which are described in the accompanying Proxy Statement-Prospectus:

         1.       Approval of the Plan and Agreement of Merger.

                  /    / FOR           /    / AGAINST       /    / ABSTAIN

         2. Adjournment of the Special Meeting in the event that a sufficient number of votes necessary to approve the Plan and Agreement of Merger at the Special Meeting is not received.

                  /    / FOR           /    / AGAINST       /    / ABSTAIN

         3. Division of the Board of Directors into three groups with individual terms expiring as shown below and ratification of all actions of the Board of Directors of F&M taken prior to the division of its members:

                           Terms Expiring at 1996 Annual Meeting:  Wendell B.
                             Bearss, H. Robert Bradley and Carol J. Bridge
                           Terms Expiring at 1997 Annual Meeting:  William J.
                             Gordon and J. Frederick Hoffman
                           Terms Expiring at 1998 Annual Meeting:  Robert E.
                             Peterson and V. Lorene Rauschke

                  /    / FOR           /    / AGAINST       /    / ABSTAIN

         4. In their discretion, upon such other matters as may properly come before the Special Meeting.

         This Revocable Proxy will be voted as directed by the undersigned shareholder. If no direction is given, this Revocable Proxy will be voted FOR proposals 1 through 3.

         All proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of F&M Bancorp and of the accompanying Proxy Statement is hereby acknowledged.

         This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to F&M a later dated proxy, (ii) attending the Special Meeting and voting in person, or (iii) giving written notice of revocation to the Secretary of F&M.

NOTE: Please sign your name exactly as it appears on your stock certificate(s). Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee, or guardian, etc., please add your full title to your signature.

                         _______________________________________________________
                         Signature

                         _______________________________________________________
                         Print Name

                         _______________________________________________________
                         Address

                         _______________________________________________________

                         Dated:___________________, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.